                      PASSENGER AIRCRAFT CHARTER AGREEMENT

                                     BETWEEN

                             HAWAIIAN AIRLINES, INC.

                                       AND

                            RENAISSANCE CRUISES, INC.


                             DATED: NOVEMBER 2, 1998

                      PASSENGER AIRCRAFT CHARTER AGREEMENT
                                     BETWEEN
                             HAWAIIAN AIRLINES, INC.
                                       AND
                            RENAISSANCE CRUISES, INC.


                                TABLE OF CONTENTS

ARTICLE 1.    GENERAL..........................................................1
   Section 1.01   Entire Agreement.............................................1
   Section 1.02   Term.........................................................1
ARTICLE 2.    CHARTER AIR TRANSPORTATION, FLIGHT SCHEDULES AND FARE
              LEVELS...........................................................1
   Section 2.01   Charter Flight(s)............................................1
   Section 2.02   Regulatory Compliance........................................2
   Section 2.03   The Aircraft.................................................2
ARTICLE 3.    FINANCIAL ARRANGEMENTS...........................................2
   Section 3.01   Security Deposit.............................................2
   Section 3.02   Payments.....................................................3
   Section 3.03   Manifest List................................................3
   Section 3.04   Non-Payment..................................................4
   Section 3.05   Transportation Taxes and Fees................................4
   Section 3.06   Late Charges on Past-Due Payments............................4
ARTICLE 4.    PERFORMANCE OF CHARTER FLIGHTS...................................5
   Section 4.01   Aircraft and Regulations.....................................5
   Section 4.02   Flight Schedule..............................................5
   Section 4.03   Flight Delay.................................................5
   Section 4.04   Substitute Aircraft..........................................5
   Section 4.05   Alternate Routing............................................6
   Section 4.06   Alternate Landing............................................6
   Section 4.07   Inflight Service.............................................6
   Section 4.08   Customer Service Handling....................................6
   Section 4.09   Passengers'and Consignors'Travel Documents...................6
   Section 4.10   Inspection...................................................7
   Section 4.11   Passenger Ticketing..........................................7
   Section 4.12   Unused Capacity..............................................7
   Section 4.13   Cargo Utilization............................................7
   Section 4.14   No Show Passengers...........................................8
   Section 4.15   Additional Use of Aircraft; Deviations From Schedule.........8
   Section 4.16   Passenger and Baggage Limitations............................8
   Section 4.17   Charter Cancellation (Obligation to Passengers)..............8
   Section 4.18   Denied Boarding Compensation.................................9

ARTICLE 5.    FUEL.............................................................9
   Section 5.01   Fuel Surcharge...............................................9
   Section 5.02   Fuel Availability............................................9
ARTICLE 6.    SPECIAL SERVICES AND CHARGES....................................10
ARTICLE 7.    CHARTER ELIGIBILITY.............................................10
   Section 7.01   Charterer's Compliance with DOT Regulations.................10
   Section 7.02   Charterer Furnished Documents...............................10
   Section 7.03   Charterer Breaches of Regulations...........................10
ARTICLE 8.    LIABILITY.......................................................11
   Section 8.01   Charterer's Responsibility to Passengers....................11
   Section 8.02   Baggage Liability; Limitations of Liability;
                      Exclusions from Liability; Declaration
                      of Higher Value.........................................11
   Section 8.03   Notification................................................11
   Section 8.04   Consequential Damages.......................................11
   Section 8.05   Insurance...................................................12
   Section 8.06   Certificates of Insurance...................................12
   Section 8.07   Indemnification.............................................12
ARTICLE 9.    CANCELLATION CHARGES AND FEES...................................13
   Section 9.01   Cancellation Charges/Fees...................................13
   Section 9.02   Cancellation Charges for Delay of Start Prior to
                      Commencement of Service.*...............................13
   Section 9.03   Maximum Cancellation Charges for Cancellation of
                      Agreement or Cancellation of Charter Flights
                      for One Ship, Prior to Commencement of Service..........13
   Section 9.04   Cancellation of Charter Flights after Commencement
                      of Service..............................................14
   Section 9.05   Privileged Licenses.........................................14
ARTICLE 10.    USE OF NAME AND/OR LOGO........................................15
   Section 10.01      Mutual Licenses.........................................15
   Section 10.02      Logo Use Form...........................................15
   Section 10.03      Logo Use by Third Parties...............................15
   Section 10.04      Approval of Logo Use....................................15
   Section 10.05      Approval of News Releases...............................15
ARTICLE 11.    GENERAL CONDITIONS.............................................16
   Section 11.01      Charterer as Contracting Party..........................16
   Section 11.02      Governmental Regulation.................................16
   Section 11.03      Applicable Law and Jurisdiction.........................16
   Section 11.04      Written Agreement.......................................16
   Section 11.05      Strict Performance......................................16
   Section 11.06      Titles and Headings.....................................17
   Section 11.07      Gender..................................................17
   Section 11.08      Bankruptcy..............................................17
   Section 11.09      Termination for Cause...................................17
   Section 11.10      Attorneys'Fees..........................................17
   Section 11.11      Confidentiality.........................................17
   Section 11.12      No Partnership..........................................18

   Section 11.13      Force Majeure...........................................18
   Section 11.14      Assignment; SubCharter..................................19
   Section 11.15      Notices.................................................19
   Section 11.16      Severability............................................19
   Section 11.17      Execution in Counterparts...............................20
   Section 11.18      Entire Agreement; Amendments; Waiver....................20
ARTICLE 12.    REPRESENTATIONS AND WARRANTIES.................................20

                      PASSENGER AIRCRAFT CHARTER AGREEMENT

     This Passenger Aircraft Charter Agreement (the "Agreement") is made and entered into and effective the 2ND DAY OF NOVEMBER, 1998 (the "Effective Date"), by and between HAWAIIAN AIRLINES, INC., a Hawaii corporation, whose principal place of business and mailing address is P.O. Box 30008, Honolulu, Hawaii, 96820 ("Hawaiian") and R HOLDINGS, INC., sole shareholder of RENAISSANCE CRUISES, INC., an Antigua & Barbuda corporation, whose principal place of business and post office address is 1800 Eller Drive, Suite 300, Ft. Lauderdale, Florida 33335-0307 (collectively referred to herein as "Charterer").

                              W I T N E S S E T H :

     WHEREAS, Hawaiian is engaged in the business of providing commercial and charter air transportation, and Charterer is in the business of providing cruise and travel vacation arrangements for sale to the public;

     WHEREAS, Hawaiian and Charterer desire to set forth the charter fare levels, flight schedules and other procedures to be followed, whereby Charterer may purchase charter air transportation on Hawaiian,

     NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, Hawaiian and Charterer agree as follows:

ARTICLE 1.   GENERAL

SECTION 1.01  ENTIRE AGREEMENT.

The Agreement constitutes the entire agreement and understanding of the parties regarding the subject matter hereof, and, as of the commencement date, supersedes all prior agreements, whether written or oral, between the parties concerning the subject matter hereof.

SECTION 1.02  TERM.

This Agreement shall be effective immediately and shall continue through AUGUST 31, 2001 unless sooner terminated in accordance with its terms.

ARTICLE 2.   CHARTER AIR TRANSPORTATION, FLIGHT SCHEDULES AND FARE LEVELS

SECTION 2.01  CHARTER FLIGHT(S).

Subject to the terms and conditions of this Agreement, Hawaiian agrees to make available to Charterer, and Charterer agrees to charter from Hawaiian, aircraft of the type and configuration as set forth in Attachment A, attached hereto (the "Aircraft"), for the performance of the charter flights described in Attachment A (the "Charter Flights").

SECTION 2.02  REGULATORY COMPLIANCE.

The performance of both parties under this Agreement is subject to the receipt by each party from the other on or before DECEMBER 31, 1998 of evidence that the other party hereto has obtained all necessary government regulatory approvals for conduct of the Charter Flights, such approvals to include as to Hawaiian, but not be limited to, a grant of landing rights from the Government of Tahiti, necessary for the period of this Agreement; and as to Charterer, one of the following:

 (a) A Cruise Line Waiver from the United States Department of Transportation ("DOT") authorizing the sale and operation by Charterer of the Charter Flights or, in the alternative,

 (b) Approval by the DOT of Form 4533 "Statement of Charter Operator or Direct Air Carrier and Securer", Form 4532 "Statement of Charter Operator and Direct Air Carrier Flight Schedule", and Form 4534 "Statement of Charter Operator, Direct Air Carrier and Depositor Bank" and satisfactory assurance of Charterer's compliance with applicable provisions of Part 380 of the DOT Regulations.

 (c) The parties hereto acknowledge that Section 380.32(h) of the DOT Regulations preclude cancellation by either party hereto of a Charter Flight less than ten (10) days prior to said Charter Flight.

SECTION 2.03   THE AIRCRAFT.

Charterer acknowledges that Hawaiian has executed a Letter of Intent for the purchase of the Aircraft, which Letter of Intent provides for the purchase and possession by Hawaiian of the Aircraft in November of 1998 and March of 1999, respectively.

ARTICLE 3.    FINANCIAL ARRANGEMENTS

SECTION 3.01   SECURITY DEPOSIT.

Simultaneous with the execution of this Agreement, as security for the payment of any and all amounts due Hawaiian pursuant to this Agreement and not paid by Charterer, Charterer or its designee shall deliver to Hawaiian a nonrevocable letter of credit (the "Letter of Credit") in the amount of __________________________________ and in a form reasonably acceptable to Hawaiian, which shall remain valid until ninety (90) days after the termination of this Agreement. Hawaiian shall promptly report to Charterer any draw made against such letter of credit and, unless all Charter Flights hereunder have been cancelled, Charterer shall immediately amend such letter of credit to provide for additional security in the amount so reported to have been drawn or cause to be issued a new letter of credit in the amount so reported to have been drawn, so that the total security availability to Hawaiian pursuant to the letter(s) of credit shall remain _________________________________________ at all times.

SECTION 3.02   PAYMENTS.

Charterer shall make all payments due to Hawaiian under this Agreement, including as listed in Attachment A, on a timely basis and in the manner described herein. Hawaiian, Charterer and Bank of Hawaii shall enter into an Escrow Agreement which shall establish an escrow account (the "Escrow Account"). The full payment, as listed in Attachment A, for each Charter Flight rotation shall be deposited on or before fifteen (15) days prior to departure of each rotation to the Escrow Account in immediately available United States ("U.S.") dollar funds by electronic funds transfer to:

                Bank of Hawaii
                Main Branch
                111 South King Street
                Honolulu, Hawaii  96813
                Attention:       Escrow Department
                Federal Wire Routing No. ___________
                Escrow #:        ___________
                Credit A/C:      ___________

     Each deposit to the Escrow Account shall be accompanied by sufficient information to properly identify the payment in accordance with the requirements of Part 207 and Part 380 of DOT Regulations. All monies shall remain in the Escrow Account until the rotation for which payment is made has been completed, at which time such funds shall be paid to Hawaiian.

 (a) If Charterer obtains a Cruise Line Waiver from the DOT, then payment shall be made directly by Charterer into the Escrow Account as above described.

 (b) In the event that Charterer does not receive a Cruise Line Waiver from the DOT, then Charterer, Hawaiian, and the Charterer's bank (the "Depository Bank") shall execute a depository agreement (the "Depository Agreement") in form and substance satisfying the requirements of Part 380, which agreement shall automatically become a part of this Agreement. Payment from customers for Charter Services shall be deposited directly into the Depository Bank. Hawaiian shall be paid in accordance with the terms of the Depository Agreement.

 (c) If any rotation for which payment has been made into the Escrow Account is not completed as the result of a failure by Hawaiian which is not otherwise excused under Paragraph 11.13, then Bank of Hawaii shall dispose of such funds in accordance with the terms of the Escrow Agreement, or, alternatively, where a Cruise Line Waiver is in effect, such funds shall be paid over to Charterer, unless otherwise provided in this Agreement.

SECTION 3.03   MANIFEST LIST.

At least two (2) days prior to the departure of each Charter Flight segment, Charterer will fax to Hawaiian a manifest list of all passengers for the flight. This manifest list will be faxed to Hawaiian Airlines, Schedule Planning at 808/838-6738. No later than six (6) hours prior to the departure of each Charter Flight segment, Charterer will fax to Hawaiian a revised manifest list of all passengers for the flight segment. This manifest list will be faxed to Hawaiian Airlines, Schedule Planning at 808/838-6738 and to Customer Service, attention Bob Fishman, at 808/836-1791. Pursuant to FAA regulations, this list shall contain full names of passengers and the name and telephone number of a non-accompanying contact for each passenger.

SECTION 3.04   NON-PAYMENT.

If full payment for any Charter Flight is not deposited into the Escrow Account fifteen (15) days before the scheduled departure of said flight, Hawaiian shall have the right to draw said payment under the Letter of Credit for deposit into the Escrow Account and shall report said draw to Charterer pursuant to Section 3.01 and the Escrow Agreement. Hawaiian shall have no obligation to perform said Charter Flight and reserves the right to cancel any Charter Flight unless, at least eleven (11) days prior to the scheduled departure date for said Charter Flight, Charterer shall have amended the Letter of Credit so that the availability thereunder is restored to _______________ or have otherwise made full payment for the Charter Flight. Such payments shall be paid, without notice, demand, counterclaim, set off or deduction whatsoever.

SECTION 3.05   TRANSPORTATION TAXES AND FEES.

The charter price as set forth in Attachment A is exclusive of transportation taxes, passenger facility charges (PFCs) and charter international terminal fees (CITs). Charterer is responsible for these taxes/fees and any additional airport assessments or passenger charges. Hawaiian will remit any such payments directly to the appropriate entity and will process a reconciliation invoice to Charterer on a monthly basis. Charterer will pay such amounts directly to Hawaiian with the regular payment made fifteen
     (15) days prior to rotation, if known, or within fifteen (15) days of receipt of invoice from Hawaiian. Any decreases or increases in transportation taxes, PFCs, or CITs, or other such costs will be passed through by Hawaiian to Charterer.

SECTION 3.06   LATE CHARGES ON PAST-DUE PAYMENTS.

In the event Charterer fails to make any payment to Hawaiian when it becomes due pursuant to this Agreement or fails to restore the Letter of Credit to ________________ within four (4) days of receipt of notice from Hawaiian of such failure or draw, Charterer shall pay Hawaiian interest on the amount in default from the due date to the date of payment at the then current prime rate of interest announced in the Wall Street Journal on the last day of the preceding month plus __________________ per annum, or at the highest rate applicable by law, whichever is less.

ARTICLE 4.    PERFORMANCE OF CHARTER FLIGHTS

SECTION 4.01   AIRCRAFT AND REGULATIONS.

For each Charter Flight, Hawaiian shall provide the Aircraft properly maintained and fueled. Charterer shall observe all operating rules and regulations of Hawaiian and shall comply with all reasonable instructions of Hawaiian employees and agents. The Aircraft and its crew will, at all times during the course of Charter Flights, be under the exclusive command and control of Hawaiian and Hawaiian's Pilot-In-Command whose orders will be strictly complied with by Charterer and all passengers.

SECTION 4.02   FLIGHT SCHEDULE.

Hawaiian shall use its best efforts to carry the Charter passengers and their baggage with reasonable dispatch. Departure times are subject to and may be altered by routing, the availability of airport gate spaces, mechanicals, weather conditions and other force majeure factors listed in Section 11.13. Each party hereto agrees to use its best efforts in causing on-time departure of all Charter Flights in accordance with the schedules which are set forth in Attachment A or as otherwise agreed by Hawaiian and Charterer. Hawaiian will not be liable to the Charterer or any other individual for the transportation of any passenger who is not at the specified check-in point at least one and one-half (1-1/2) hours prior to the scheduled departure, and such flight may depart as scheduled without such passenger(s).

SECTION 4.03   FLIGHT DELAY.

In the event of a delayed departure of a Charter Flight, Hawaiian shall use its best efforts to accommodate passengers on other Hawaiian flights, including Charter Flights, and shall provide to passengers the services described in Exhibit C.

SECTION 4.04   SUBSTITUTE AIRCRAFT.

Under circumstances described in Section 11.13 or in the event of a mechanical failure which results in an anticipated delay of twelve (12) hours for any Charter Flight, Hawaiian will attempt to substitute comparable aircraft (i.e., aircraft with at least 256 passenger seats, and the capability to operate between LAX and PPT) of a type different from that specified in Attachment A without penalty to Hawaiian, provided that any such substitution shall not result in an increase in the charter price payable by the Charterer. If Hawaiian is unable to perform for any reason set out in paragraph 11.13 hereof or in the event of a mechanical failure which results in a delay of twelve (12) hours for any Charter Flight, it may, to the extent permitted by applicable government regulations, subcontract the performance of any of its obligations under this Agreement, provided that it shall not thereby be relieved of its obligations to Charterer and provided that all passengers with reservations on such flights will be protected by such substitution at no additional cost to Charterer. Hawaiian shall provide Charterer with not less than nine (9) months written notice in advance of any scheduled maintenance which would affect the flight rotations noted in Attachment A hereto.

SECTION 4.05 ALTERNATE ROUTING.

If, for any reason, Hawaiian determines, in the exercise of its reasonable discretion, at any time, that the landing facilities at any point(s) on the itinerary of the charter are inadequate for safe operation or if landing is prohibited or restricted by law, Hawaiian may substitute in place thereof the nearest point at which, in Hawaiian's sole judgment, suitable landing facilities are available and landing can be made. In this event, the parties shall share equally in the costs for the transportation and all additional costs of whatever nature, of the passengers to the original destination.

SECTION 4.06   ALTERNATE LANDING.

Hawaiian shall not be liable for loss, injury, damage or delay to or suffered by the Charterer or any passengers or consigned cargo due to landing at an airport or at a destination other than as contracted, or due to a failure to stop at any contracted intermediate airport, or due to any flight interruption, delay or cancellation caused by riots, wars, civil commotions, strikes, labor disputes, weather conditions, acts of God, public enemies, quarantine, or due to any other cause (whether of the same or different nature) beyond Hawaiian's control. In the event any of the foregoing shall occur, Hawaiian shall have the right, without any liability, to cancel any portion of this Agreement affected by the above.

SECTION 4.07   INFLIGHT SERVICE.

Hawaiian shall staff each Charter Flight with an inflight crew as listed in Attachment A. Inflight service will be provided as described on Attachment
     A. If requested by Charterer, Hawaiian will provide duty free sales on the Charter Flights.

SECTION 4.08   CUSTOMER SERVICE HANDLING.

Hawaiian will provide customer service agents, either Hawaiian employees or agents under contract with Hawaiian for ground service, at each origin and destination point to provide dedicated service for the Charter Flights in a manner consistent with the "business class" service provided inflight, as listed in Attachment A.

SECTION 4.09   PASSENGERS' AND CONSIGNORS' TRAVEL DOCUMENTS.

Charterer and all passengers and all cargo consignors shall comply with all laws, regulations, orders, demands and travel requirements of all states and countries to be flown from, to or over and shall comply with all of Hawaiian's associated rules and instructions. Charterer and all passengers and all cargo consignors and consignees shall present all exit, entry, health and other documents required by the laws, rules or regulations, of the states or countries concerned. Hawaiian reserves the right to refuse carriage to any passenger or refuse to carry any cargo on Charter Flights if, in Hawaiian's sole judgment, the required documents have not been completed or the applicable laws, regulations, orders, demands or travel requirements have not been complied with, and Hawaiian shall not be liable for loss or expense suffered by any passenger or cargo consignor due to its failure to comply with the requirements listed in this paragraph.

     Charterer will provide appropriate information on required travel documentation to all passengers. Charterer agrees to pay for the transportation of all persons or baggage that, on government regulation or order, is required to be returned to the point of origin or elsewhere owing to inadmissibility into a state or country, whether of transit or destination, if information provided to Hawaiian was fraudulent. Hawaiian shall be responsible for the expense of transportation of all persons or baggage that, on government regulation or order, is required to be returned to the point of origin or elsewhere if Hawaiian boarded passengers without the proper documentation. If Hawaiian is required to pay or deposit any fine or penalty or make any expenditure by reason of a failure to comply with the laws, rules or regulations of the states or countries concerned, Charterer shall reimburse Hawaiian for all amounts so paid or deposited and any expenditures so incurred.

SECTION 4.10   INSPECTION.

Passengers will be required to comply with the requirements of Customs, United
     States Department of Agriculture, Airport Security Personnel and any other governmental officials regarding the inspection of passenger baggage. Hawaiian shall not require Charterer to assist with Security Directive SD-96-05B relating to profile screening.

SECTION 4.11   PASSENGER TICKETING.

Hawaiian will provide ticket jackets which Charterer will provide to all passengers. Each ticket jacket will incorporate by reference this Agreement and will include Hawaiian's Terms of Contract of Carriage and Warsaw Convention limitations on liability. In the event of any inconsistency, the terms of this Agreement shall prevail. Hawaiian authorizes Charterer to act as its agent for the sole purpose of issuing tickets for Charter Flights pursuant to this Agreement.

SECTION 4.12   UNUSED CAPACITY.

If the Charterer does not use all of the passenger space on any Charter Flight, Hawaiian reserves the right to utilize said space with written consent from the Charterer. Any revenue collected by Hawaiian for usage of such space shall be paid over to Charterer.

SECTION 4.13   CARGO UTILIZATION.

As part of this Agreement, Charterer has the right to utilize the cargo space on the Charter Flights as necessary to service its cruise vessels in Tahiti and will pay Hawaiian handling charges for cargo shipments at rates/fees to be provided by Hawaiian and will pay any related duties or fees levied on such cargo. Charterer agrees to notify Hawaiian as early as possible, but no later than ten (10) days before each Charter Flight of the amount of its cargo usage for said Cargo Flight. Any cargo space on the Charter Flights not utilized by Charterer may be utilized by Hawaiian for commercial or company usage. Charterer and Hawaiian shall make every effort to communicate with each other in a timely fashion regarding existence and utilization of unused cargo space.

SECTION 4.14   NO SHOW PASSENGERS.

Hawaiian shall not be responsible or liable for the transportation of passengers who fail to report at the specified Hawaiian check-in point at the airport one and one-half (1-1/2) hour prior to the scheduled departure time of the flights, or who are, through no fault of Hawaiian's, not aboard at time of departure. If one or more passengers fail to so report or board, Hawaiian may depart as scheduled and shall in no way be responsible for or to such individual but shall be deemed to have completed its contractual obligation to Charterer.

SECTION 4.15   ADDITIONAL USE OF AIRCRAFT; DEVIATIONS FROM SCHEDULE.

When not in service pursuant to the schedule established in Attachment A to this Agreement, the Aircraft remains available to Hawaiian for other operations, and Hawaiian agrees to provide notification to Charterer immediately upon negotiation of any such other operations.

 (a) Charterer may, on not less than ninety (90) days notice to Hawaiian of the points to be serviced and number and dates of rotations, charter the Aircraft for other charter flights between different pairs of points, at rates and under terms and conditions to be agreed between the parties subject to availability of the Aircraft.

 (b) Any deviations from the terms and conditions set out in this Agreement that are subsequently made at the request of the Charterer, or caused by actions of the Charterer, which result in an increase in costs to Hawaiian, shall be billed to Charterer at a rate to be agreed between the parties, provided that such rate, at a minimum, covers all of Hawaiian's costs plus _____.

SECTION 4.16   PASSENGER AND BAGGAGE LIMITATIONS.

Passengers and baggage will be carried within the space and weight limitations of the Aircraft, said limitations to be established solely at the discretion of Hawaiian. Hawaiian will have no responsibility for any baggage which exceeds the space and weight limitations of the Aircraft, and such baggage will be at the disposition and the expense of the Charterer. Baggage limitations per passenger are two (2) checked bags, each having linear dimensions no greater than 80", with a maximum weight of 70 pounds each, and additionally two (2) unchecked bags having maximum linear dimensions of 41", which may be carried on board the aircraft, unless such limitations are reduced by governmental action, in which event the lower limits shall apply. Hawaiian reserves the right to charge each passenger for any baggage in excess of the maximum set forth herein at the applicable excess baggage charges established in Hawaiian's Terms of Contract of Carriage.

     All excess baggage will be accepted on a space available basis. Hawaiian will not accept liability for any expenses, including delivery, resulting from the delayed delivery of such baggage.

SECTION 4.17   CHARTER CANCELLATION (OBLIGATION TO PASSENGERS).

If either party hereto, apart from any reason provided in Section 11.13 hereof, elects to cancel one or more segments of any Charter Flight or group of flights, or defaults on any provision of this Agreement, which default results in cancellation of one or more segments of any Charter Flight or group of flights, then it shall be the sole responsibility of the party defaulting or electing to cancel to provide return transportation to the point of origin, if necessary, for all passengers, with no additional expense to the non-defaulting/non-electing party. Hawaiian will exercise its best efforts to arrange the necessary transportation, provided that if the cancellation is due to Charterer's default or election, Charterer will reimburse Hawaiian for its incremental expense.

SECTION 4.18   DENIED BOARDING COMPENSATION.

Hawaiian shall make good efforts to provide alternative travel necessary due to an overbooking situation. Charterer shall reimburse Hawaiian its actual documented costs and expenses for such alternative travel within ten (10) days of submission of invoice for such alternative travel.

ARTICLE 5.    FUEL

SECTION 5.01   FUEL SURCHARGE.

Charterershall pay for fuel based on the Fuel Surcharge Price Range and application thereof as incorporated in Attachment A hereto. Any changes in the Fuel Surcharge Price during the term of this Agreement shall be passed through to Charterer. If the Fuel Surcharge Price falls below the low end of the range provided in Attachment A, Charterer will be credited the balance; if the actual Fuel Surcharge Price increases above the high end of the range provided in Attachment A, Charterer will be charged for the difference. Hawaiian will notify Charterer on or before the 25th day of each month after commencement of operations hereunder of the net amount of the total Fuel Surcharge Price costs incurred in the preceding month by Hawaiian pursuant to this Agreement. Within fifteen (15) days after such notification, Charterer shall pay Hawaiian any additional amount due to Hawaiian above the basic Fuel Surcharge Price or Hawaiian shall credit Charterer's account any balance due to a decrease below the basic Fuel Surcharge Price.

SECTION 5.02   FUEL AVAILABILITY.

The provision of all necessary fuels, lubricants and other necessary aircraft fluids is the sole obligation of Hawaiian, and Hawaiian hereby covenants that all fuels, lubricants and the like necessary for operation of the Charter Flights provided herein, will be available at all times as required, except as provided in Sections 11.13. Any breach of this provision shall be deemed a material breach of the Agreement.

ARTICLE 6.    SPECIAL SERVICES AND CHARGES

In the event Charterer requests, in writing, Hawaiian's assistance in securing ground transportation for passengers or baggage, hotel reservations or other services, Hawaiian shall make supplier recommendations and suggestions but Charterer shall perform its own negotiations and bear the cost of such services and all risks of injury, damage or loss arising out of such services.

ARTICLE 7.    CHARTER ELIGIBILITY

SECTION 7.01   CHARTERER'S COMPLIANCE WITH DOT REGULATIONS.

Charterer and its agents, and all passengers shall be deemed to have notice of and shall comply in all respects with Parts 207 and 208 of the Economic Regulations or Part 380 of the Special Regulations of the DOT and all other applicable laws, rules, or regulations (the "Regulations"). Should Hawaiian reasonably determine that the Charterer, its agents or any passengers have failed to comply with any of the Regulations, Hawaiian shall provide immediate notice to Charterer and afford Charterer a right to cure such failure for a period of fifteen (15) days or such shorter period as shall end eleven (11) days before the next scheduled Charter Flight. If such failure is not cured to Hawaiian's satisfaction, Hawaiian shall have the right without penalty, return of deposits, or payments and damages, to cancel a Charter Flight or refuse to board any of the passengers. A copy of
     Part 207 and Part 380 has been provided to Charterer.

SECTION 7.02   CHARTERER FURNISHED DOCUMENTS.

The Charterer and its agents shall furnish Hawaiian in a timely manner with all documents required by the Regulations, including, but not limited to, load manifests, passenger lists, certifications and such other supporting documentation as may be necessary for Hawaiian to obtain traffic rights for the Charter Flight(s) in any state or country. Charterer acknowledges that, once approved, any prospectus filed with the DOT will expire one (1) year from the date of approval and that it must file a new prospectus with the DOT prior to that expiration.

SECTION 7.03   CHARTERER BREACHES OF REGULATIONS.

Charterer agrees to give, at its own expense, such notice to the passengers and/or consignors as Hawaiian shall request in the event the Charterer or any charter participant breaches any of the Regulations and thereby causes or threatens to cause delay or cancellation of a Charter Flight or cancellation of any of the charter participants thereon. Hawaiian shall incur no liability of any nature to Charterer, its agents, any travel company or any charter participants as a result of giving such notice, or refraining therefrom, whether or not such breach shall, in fact, cause or result in the delay or cancellation of a Charter Flight. Charterer agrees to indemnify Hawaiian and hold Hawaiian harmless from any claims, demands or suits brought by Charterer's agents, any travel company or any charter participants, defending such claims, demands or suits, arising out of Charterer's giving the notice requested by

     Hawaiian, or refraining therefrom, whether or not such breach shall, in fact, cause or result in the delay or cancellation of a Charter Flight.

ARTICLE 8.    LIABILITY

SECTION 8.01   CHARTERER'S RESPONSIBILITY TO PASSENGERS.

Charterer acknowledges that it shall solely be responsible to passengers for furnishing all services not required to be performed by Hawaiian, as set forth in the Charterer's charter prospectus and solicitation material distributed in connection with said Charter Flights. Charterer agrees to hold Hawaiian free and harmless from and to defend Hawaiian and keep Hawaiian indemnified against any and all claims, actions, or demands brought or asserted against Hawaiian, including any legal fees and expenses incurred in the defense of such claims, arising out of any act or omission of the Charterer, its agents, servants or employees.

SECTION 8.02 BAGGAGE LIABILITY; LIMITATIONS OF LIABILITY; EXCLUSIONS FROM LIABILITY; DECLARATION OF HIGHER VALUE.

The Terms of Contract of Carriage, which are attached hereto as Exhibit "A" and made a part hereof, govern baggage liability and exclusions. Hawaiian shall not be liable for delivery by surface transportation of checked baggage at the passenger's point of destination, where the baggage is not presented by the passenger at least one and one-half (1-1/2) hours prior to the scheduled departure time of the flight on which the passenger is transported or where the passenger is transported on a flight on which the passenger did not hold a confirmed reservation and the passenger's luggage did not accompany the passenger on such flight.

SECTION 8.03   NOTIFICATION.

The passengers must notify Hawaiian's agent at baggage check-in or at the time cargo is turned over to Hawaiian of the existence of (1) fragile, (2) perishable items, (3) live or (4) hazardous material unacceptable for air transportation in checked or unchecked baggage so that Hawaiian may examine said items to ensure that they are not prohibited from transportation for any reason or are properly packed or prepared for air travel. If Hawaiian determines that items are not properly prepared, Hawaiian will afford the passenger the choice of (1) repacking or preparing the items according to Hawaiian's specifications; or (2) signing a release eliminating Hawaiian from all liability of loss or damage. If the passenger refuses either option, Hawaiian may refuse carriage of the fragile or perishable items. Hawaiian will refuse carriage of any prohibited items and the passenger will be responsible for the disposal of any prohibited items.

SECTION 8.04   CONSEQUENTIAL DAMAGES.

Under no circumstances shall either party be liable for consequential damages whether in contract, strict liability, or negligence.

SECTION 8.05   INSURANCE.

At all times during the term of this Agreement, each Party shall, at its sole cost and expense, carry and maintain in full force and effect, an insurance policy with a carrier with an A.M. Best rating of A++ or A+;

 (a) With respect to insurance carried and maintained by Hawaiian:

         Comprehensive Airline Liability Insurance in an amount not less than ____________________________________ combined single limit bodily injury (including Passengers) and property damage liability each occurrence.

 (b) With respect to insurance carried and maintained by Charterer:

         Comprehensive General Liability Insurance in an amount not less than ______________________________________ combined single limit bodily injury and property damage liability each occurrence.

SECTION 8.06   CERTIFICATES OF INSURANCE.

On or before the effective date of this Agreement, and as a condition to the effectiveness of this Agreement, each party shall provide the other party with certificates of insurance evidencing the coverage required in this Agreement and listing the other as an additional named insured thereon. The certificates shall indicate that the above coverage shall not be canceled or materially altered without thirty (30) days prior written notice by the insurers to the other Party.

SECTION 8.07   INDEMNIFICATION.

Hawaiian shall indemnify and hold harmless Charterer (including, without limitation, Charterer's officers, directors, employees, servants and agents) for, from and against all damages and claims for damages, demands, liabilities, actions, losses, costs, suits, recoveries, judgments or executions (including, without limitation, reasonable costs of investigation, litigation costs, court costs, expert witness fees, litigation support services, settlement costs and reasonable attorneys'
     fees), damages or injury to persons or property including, without limitation, injury resulting in death however caused, arising solely from or relating solely to Hawaiian's performance of its obligations under this Agreement. Charterer shall indemnify and hold harmless Hawaiian (including, without limitation, Hawaiian's officers, directors, employees, servants and agents) for, from and against all damages and claims for damages, demands, liabilities, actions, losses, costs, suits, recoveries, judgments or executions (including, without limitation, reasonable costs of investigation, litigation costs, court costs, expert witness fees, litigation support services, settlement costs and reasonable attorneys'
     fees), damages or injury to persons or property including, without limitation, injury resulting in death however caused arising solely from or relating solely to Charterer's acts or omissions pertaining to the subject matter of this Agreement.

ARTICLE 9.    CANCELLATION CHARGES AND FEES

SECTION 9.01   CANCELLATION CHARGES/FEES.

Not withstanding the provisions of Section 11.13, in the event that the cancellation of any Charger Flight under this Agreement, or of this Agreement, results in the imposition, pursuant to any other provision of this Agreement of a cancellation charge or fee, then any such charge will be assessed as liquidated damages and not as a penalty.

SECTION 9.02 CANCELLATION CHARGES FOR DELAY OF START PRIOR TO COMMENCEMENT OF
             SERVICE.*

If, prior to the Commencement of Service under this Agreement, Charterer cancels one or more rotations of Charter Flights, then within ten (10) days of each cancellation, Charterer shall pay to Hawaiian a cancellation charge for each cancelled rotation based on the following schedule:

     ---------------------------- -------------------------------------- -------------------------
                                                If cancelled during the following periods:
        Charge Per Rotation                     Ship R-3                               Ship R-4
     ---------------------------- -------------------------------------- -------------------------
                 0                                                       Prior to 1/31/1999
     ---------------------------- -------------------------------------- -------------------------
                                  Prior to 3/31/1999                     2/1/1999 to 7/31/1999
     ---------------------------- -------------------------------------- -------------------------
                                  4/1/1999 to 7/31/1999                  8/1/1999 to 10/31/1999
     ---------------------------- -------------------------------------- -------------------------
                                  After 8/1/1999                         After 11/1/1999
v     ---------------------------- -------------------------------------- -------------------------

*"Commencement of Service" means at least ten (10) scheduled Charter rotations have been flown for each ship.

SECTION 9.03 MAXIMUM CANCELLATION CHARGES FOR CANCELLATION OF AGREEMENT OR CANCELLATION OF CHARTER FLIGHTS FOR ONE SHIP, PRIOR TO COMMENCEMENT OF SERVICE.

If, prior to Commencement of Service for either ship, Charterer cancels all Charter Flights under this Agreement or all Charter Flights for either of the ships used under this Agreement, then within ten (10) days of such cancellation, Charterer shall pay to Hawaiian cancellation charges pursuant to the following:

          ----------------------------------------------------------------------------------------------------------
                                           SUMMARY OF MAXIMUM CANCELLATION CHARGES
          ----------------------------------------------------------------------------------------------------------
                If Cancellation                   Maximum Cancellation Charge            Maximum Total Cancellation
                     Occurs                                per Ship                                Charge
                                                             R3 R4
          ----------------------------------------------------------------------------------------------------------
          Prior to 1/31/99
          ----------------------------------------------------------------------------------------------------------
          2/1/99 to 3/31/99
          ----------------------------------------------------------------------------------------------------------
          4/1/99 to 7/31/99
          ----------------------------------------------------------------------------------------------------------
          8/1/99 to 10/31/99
          ----------------------------------------------------------------------------------------------------------
          After 11/1/99
          ----------------------------------------------------------------------------------------------------------

SECTION 9.04   CANCELLATION OF CHARTER FLIGHTS AFTER COMMENCEMENT OF SERVICE.

If, after Commencement of Service under this Agreement, Charterer cancels one or more rotations of Charter Flights or cancels the remaining Charter Flights under this Agreement, within ten (10) days of said cancellation Charterer will pay to Hawaiian a cancellation charge for each cancelled rotation based on the following schedule, provided that if in any consecutive thirty
     (30) day period, Charterer cancels more than three (3) rotations, the cost for each rotation cancelled [including the first three (3)] will be
     __________________________________________________.

         -----------------------------------------------------------------------------------------------------------
                     WHEN THE FLIGHT IS CANCELED:                                      THE CANCELLATION CHARGE
                                                                                           WILL BE:
         ------------------------------------------------------ ----------------------------------------------------
         One hundred twenty-one (121) days but not more than one hundred eighty
         (180) days before a Charter Flight is to depart from point of origin.
         -----------------------------------------------------------------------------------------------------------
         At least ninety-one (91) days but not more than one hundred and twenty
         (120)days before a Charter Flight is to depart from point of origin.
         -----------------------------------------------------------------------------------------------------------
         At least  Thirty-one (31) days but not more than
         ninety (90) days before a Charter Flight is to depart from point of origin.
         -----------------------------------------------------------------------------------------------------------
         At least thirty (30) days and not more than ten (10)
         days before a Charter Flight is to depart from point
         of origin.
         -----------------------------------------------------------------------------------------------------------

SECTION 9.05   PRIVILEGED LICENSES.

Both Parties acknowledge that each Party conducts a business that is subject to, and exists because of, privileged licenses issued by governmental authorities. Each Party therefore agrees that, in the event that one Party shall determine, in its reasonable judgment (i) that the other Party is, or might be, engaged in, or about to be engaged in, any activity or activities that jeopardizes, or could jeopardize, its business licenses, or (ii) that the existence of this Agreement jeopardizes or may jeopardize, its business or such licenses, such Party shall have the right, upon providing notice to the other Party, immediately to suspend performance hereunder and, if such reason for notice is not cured immediately to the noticing party's sole satisfaction, terminate this Agreement, at which time the Agreement shall cease and terminate and be of no further force and effect; provided, however, that the indemnity and insurance provisions of this Agreement shall survive any such termination.

ARTICLE 10.   USE OF NAME AND/OR LOGO

SECTION 10.01  MUTUAL LICENSES.

Each of the parties grants the other a non-exclusive, non-transferable, limited license to use its trademarks, service marks and trade names, but solely in connection with the terms and obligations of this Agreement.

SECTION 10.02  LOGO USE FORM.

Each party seeking to make use of the other's trademarks, service marks, and trade-names shall be required first to execute a "Limited Use of Name and/or Logo" form ("Logo Use Form") in the form attached hereto as Composite Exhibit "B" prior to use of such trademark, service mark, or trade name. Upon execution of such a Logo Use Form by Charterer, Hawaiian shall provide Charterer forthwith with Hawaiian's logo in camera ready format.

SECTION 10.03  LOGO USE BY THIRD PARTIES.

If Charterer desires to provide Hawaiian's logo to any third party vendor to reproduce Hawaiian's logo ("Third Party Vendors"), the Third Party Vendors shall be required to execute the Logo Use Form attached hereto as Exhibit "B" prior to Charterer providing the Third Party Vendor with Hawaiian's logo. Failure to timely provide Hawaiian with the executed Logo Use Form by the Third Party Vendors shall be construed as a material breach of this Agreement. Charterer shall inform Hawaiian's Marketing Department with list of Third Party Vendors who possess Hawaiian's logo for reproduction and who have properly executed the Logo Use Form. Failure of Charterer to provide Hawaiian with the executed Logo Use Form by the Third Party Vendors shall be construed as a material breach of this Agreement, if Charterer executes the Logo Use Form.

SECTION 10.04  APPROVAL OF LOGO USE.

Each party shall have the right to review and approve or disapprove, prior to printing, the portion of any and all artwork generated by the other party (or at its direction or authorization) that references this Agreement or uses any trademark, servicemark or trade name of the other party. The generating party shall provide the printed materials to the other party in a timely manner and the other party shall review and approve or disapprove such materials in writing within ten (10) working days.

SECTION 10.05  APPROVAL OF NEWS RELEASES.

Each party shall have the right to review and approve or disapprove, prior to release, all press and/or news released generated by the other party (or at its direction or authorization) that references this Agreement or the Charter Flights. Such party shall provide the printed materials to the other party in a timely manner and the other party shall review and approve or disapprove such materials in writing within ten (10) working days.

ARTICLE 11.   GENERAL CONDITIONS

SECTION 11.01  CHARTERER AS CONTRACTING PARTY.

This Agreement is entered into by both parties on their own behalf. The individual consignors, consignees or passengers shall not have the right to claim any refund of the Charter Price or portions thereof from Hawaiian except as may be specifically provided for in writing and signed by Hawaiian, or as may be required by law or regulation.

SECTION 11.02  GOVERNMENTAL REGULATION.

This Agreement is subject to (i) the provisions of the Federal Aviation Act of 1958, as amended; (ii) the terms, conditions, limitations, rules and regulations set forth in applicable governmental or other approvals as may be required.

SECTION 11.03  APPLICABLE LAW AND JURISDICTION.

Any dispute under this Agreement shall be submitted to arbitration pursuant to the rules and procedures of the American Arbitration Association, with such arbitration to be held in New York City before a panel of arbitrators with knowledge of the travel industry. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws rule of such state.

SECTION 11.04  WRITTEN AGREEMENT.

This Agreement supersedes all prior agreements, if any between the parties with respect to the same subject matter and fully sets forth the understanding of the parties. Any change or amendment to this Agreement shall be in writing signed by authorized officials of both Hawaiian and the Charterer.

SECTION 11.05  STRICT PERFORMANCE.

If during a calendar month after the Commencement of Service, less than ___________________ of the flights depart "on time", Hawaiian shall refund to Charterer a sum calculated by multiplying __________ times the number of passengers carried on the delayed flight only during that month. This calculation shall be made within fifteen (15) days of the end of each month and the credit, if any, will be applied to the next scheduled rotation. "On Time" shall be defined as the aircraft pushing back from the gate no later than twenty (20) minutes after the scheduled departure time. Mechanical failures, breakdowns, force majeure causes and delays caused or requested by Charterer will not count as a delayed flight for the purpose of this paragraph. Any Charter Flight delayed because of a previous Charter Flight delay (same aircraft) caused by mechanical failures, or breakdowns, airtraffic delays, or weather or other force majeure shall not be counted as a delayed flight.

SECTION 11.06  TITLES AND HEADINGS.

The titles and headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

SECTION 11.07  GENDER.

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

SECTION 11.08  BANKRUPTCY.

In the event either party shall (i) file a voluntary petition in bankruptcy,
     (ii) make an assignment for the benefit of creditors of all or substantially all of its assets, or (iii) fail to secure dismissal of an involuntary petition or bankruptcy filed against it within sixty (60) days after the filing thereof, then upon the occurrence of any of the said events, the other party may immediately terminate this Agreement.

SECTION 11.09  TERMINATION FOR CAUSE.

If either party shall have committed a material breach of this Agreement or shall default in any material aspect of its obligations under this Agreement and such breach or default is not cured within fifteen (15) days of written notice thereof by the other party, such other party may, in addition to any other remedies it may have, immediately terminate this Agreement. All obligations incurred by the parties prior to the effective date of the termination will be settled in accordance with the terms of this Agreement. Termination for cause shall not include events covered by
     Article 11.13.

SECTION 11.10  ATTORNEYS' FEES.

In the event of any action or proceeding to compel any collection of fees or charges, or compliance with, or with respect to any breach of, this Agreement, the prevailing party shall be entitled to recover all reasonable costs and reasonable expenses of such action or proceeding including, without limitation, its reasonable attorneys' fees and costs incurred in connection therewith regardless of whether any formal legal action is commenced or whether such fees and costs are incurred at or in connection with trial or appellate proceedings.

SECTION 11.11  CONFIDENTIALITY.

Except in any proceeding to enforce the provisions of this Agreement or as may be required by law, both parties, and their employees, officers, directors and agents shall not publicize or disclose to any third party any of the terms or conditions of this Agreement without the prior written consent of the other. If either party or any one of its employees, officers, directors or agents is served with a subpoena or other process requiring production or disclosure of this Agreement or any of its terms or conditions, then the person or entity receiving such a subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other of same and permit the other a reasonable period of time (taking into account the terms of the subpoena or other process) to intervene and to contest disclosure or production.

SECTION 11.12  NO PARTNERSHIP.

Nothing in this Agreement shall be deemed to constitute the parties hereto as partners, joint venturers, employee and employer or principal and agent, except as specifically provided in Section 4.11. Neither party shall have any right to bind the other by any representation, admission, contract or commitment. In no event shall persons employed by either Party be held or construed to be employees of the other Party. All persons performing work hereunder and the manner and details of performance thereof, shall be under the exclusive control of their respective employers, and their respective employers shall have the sole right and responsibility for the direct supervision of its personnel through its designated representative.

     Each Party shall be responsible for any and all liability to its own employees on account of injury or death resulting therefrom, sustained in the course of their employment. Each Party with respect to its own employees accepts full and exclusive liability for payment of all workers' compensation and employer's liability insurance premiums with respect to such employees, and for the payment of all State, Federal, county and municipal taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by any government or agency thereof having jurisdiction in respect of such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, and agrees to make such payments and to make and file all reports and returns and to do everything necessary to comply with the laws imposing such taxes, contributions or payments.

SECTION 11.13  FORCE MAJEURE.

 (a) Neither party shall be liable for failure to perform under this agreement when such failure is caused by, strikes, lockouts, or other labor disturbances or labor disputes of any character or any other similar cause beyond its reasonable control.

 (b) Neither party shall have responsibility for any delay, cancellation or prevention of the completion of any obligation on its part to be performed, including, but not limited to, any flight covered by this Agreement, resulting from any seizure under local process, sanction, quarantine restriction, act of governmental authority, strike, work stoppage, labor dispute, war or hazard incident to a state of war, fire, act of God or nature (including without limitation floods, earthquakes, hurricanes or weather conditions), prior or civil commotion, or any other act, matter or thing, whether or not of a similar nature, beyond the control of the party.

SECTION 11.14  ASSIGNMENT; SUBCHARTER.

All covenants and agreements herein contained shall be extended to and be binding upon the successors and assigns of each party; provided, however, that neither party shall assign its interest in and to this Agreement or its duties and obligations under this Agreement in whole or in part or assign, pledge or otherwise transfer the right to receive any monies to become due under this Agreement except with the non-assigning party's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Hawaiian may subcontract with providers of goods and services necessary to allow Hawaiian to fulfill its obligations under this Agreement.

SECTION 11.15  NOTICES.

All notices and other communications between the parties provided for or permitted hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, or by telex or cable with confirmed delivery, or via facsimile.

              IF TO CHARTERER:                           WITH COPIES TO:
              Renaissance Cruises, Inc.                  Stephen A. Blass
              Lori McCloud,                              Blass & Frankel
                Director-Air Sea and Tariffs             One Southeast Third Avenue
              1800 Eller Drive, Suite 300                Suite 1400
              Ft. Lauderdale, Florida  33335-0307        Miami, Florida  33131
                Telephone:   ___________                   Telephone: ___________
                Facsimile:   ___________                   Facsimile: ___________

              IF TO HAWAIIAN:                            WITH COPIES TO:
              Glenn G. Taniguchi                         Lyn F. Anzai, Esq.
              Vice President - Reservations              Vice President, General
                & Schedule Planning                       Counsel
              Hawaiian Airlines, Inc.                    Hawaiian Airlines, Inc.
              P.O. Box 30008                             P.O. Box 30008
              Honolulu, HI  96820-0008                   Honolulu, HI  96820-0008
                Telephone: ___________                     Telephone: ___________
                Facsimile: ___________                     Facsimile: ___________
                Toll Free: ___________                     Toll Free: ___________

SECTION 11.16  SEVERABILITY.

In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause the agreements contemplated herein to be unreasonable.

SECTION 11.17  EXECUTION IN COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Any such counterpart signature pages may be attached to the body of one Agreement to form a complete integrated whole.

SECTION 11.18  ENTIRE AGREEMENT; AMENDMENTS; WAIVER.

This Agreement constitutes the full and complete agreement of the Parties and supersedes any other agreement, understanding or representation, whether verbal or in writing by or between the Parties. Any changes, amendments or other modifications to this Agreement shall be in writing and executed by both Parties hereto. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other subsequent breach.

ARTICLE 12.   REPRESENTATIONS AND WARRANTIES

Each party represents that (a) it is fully experienced and properly qualified, and where appropriate licensed as necessary to provide the services specified in this Agreement; that it was duly organized and is validly existing under the laws of the jurisdiction in which it was formed and is in good standing in the jurisdiction of its incorporation or organization; and (b) each further represents and warrants that it possesses the necessary authority to enter into and perform this Agreement. Hawaiian further represents and warrants that it is knowledgeable and experienced in operating the equipment to be utilized in performing its obligations under this Agreement. Each Party further represents that it is duly organized and validly existing under the laws of the jurisdiction in which it was formed, and that it has obtained all licenses, permits or approvals of any governmental authority necessary or appropriate to perform the obligations under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


HAWAIIAN AIRLINES, INC.                   R HOLDINGS, INC., Sole Shareholder
a Hawaii corporation                      of RENAISSANCE CRUISES, INC. an
                                          Antigua & Barbuda corporation
By /S/                                    By /S/
   ------------------------------------      ---------------------------------
   Paul J. Casey                             Lynn Torrent
   Its President &                           Its Vice President-Sales Operations
      Chief Executive Officer

                                          Date:
                                               --------------------------------
By /S/
  -------------------------------------
   Glenn G. Taniguchi
   Its Vice President -
      Reservations & Schedule Planning

Date:
     ----------------------------------

                                  ATTACHMENT A
                                       to
                      PASSENGER AIRCRAFT CHARTER AGREEMENT
                                 by and between
                             HAWAIIAN AIRLINES, INC.
                                       and
                            RENAISSANCE CRUISES, INC.
                          Dated as of November 2, 1998

This Attachment A is incorporated by reference into the above-referenced Agreement.

"AIRCRAFT":                two DC-10-30s

                           Tail Nos.:  MSN ______ & MSN ______

AIRCRAFT CONFIGURATION:    DC10-30, configured with 256 seats

                           84 business class seats with 44" pitch and seven-across seating

                           172 coach class seats with 34" pitch and nine-across seating

                           Aircraft will have 10 lavatories

AIRCRAFT LIVERY:           Hawaiian Airlines livery with Renaissance Cruises
                           logo, as agreed by the parties

CHARTER ROUTING:           LAX-PPT-LAX

FLIGHT ATTENDANTS:         ________ Flight Attendants per Charter Flight

CUSTOMER SERVICE:          ________ counter agents preflight, increased to
                           ________ counter agents 1 1/2hours preflight

                           ________ service/ramp agents at departure & arrival

IN-FLIGHT SERVICE:         ALL CLASSES:  One meal and one snack in each
                           direction.  Meal menu determined by departure time.
                           Complimentary headsets and inflight movie and video entertainment program.

                           BUSINESS CLASS: Complimentary bar service and upgraded meal service. Amenity kits provided.

ATTACHMENT A
PAGE 2

COST Per ROTATION:         _____________ U.S. Dollars until August 31, 2000
                           subject to negotiation thereafter at a cost not to exceed a _____ increase annually, with supporting documentation, before taking into consideration changes arising due to Fuel Surcharge provisions

ONE-WAY COST:              For initial and final flights to be determined.

ESTIMATED TAX:             Estimated tax per passenger as of 11/2/98, subject to
                           change:
                                US 24.00 USD = US Departure Tax
                                XA 2.00 USD = US Aphis Fee
                                XY 5.00 USD = US Customs Fee
                                XF 3.00 USD = Passenger Facility Charge
                                PF 12.10 USD = French Polynesian Tax

FUEL SURCHARGE PRICE RANGE:
                        LAX ____ to ____* / PPT ____ to ____*
                        *includes tax, does not include in-to-plane cost(s)

COMMITTED FLIGHT SCHEDULE:

         MONTH/YEAR                 NUMBER OF ROTATIONS
         ----------------------------------------------
         August - 1999                      --
         September -1999                    --
         October - 1999                     --
         November - 1999                    --
         December - 1999                    --
         TOTAL FOR 1999                     --

         January - 2000                     --
         February - 2000                    --
         March - 2000                       --
         April - 2000                       --
         May - 2000                         --
         June - 2000                        --
         July - 2000                        --
         August - 2000                      --
         September - 2000                   --
         October - 2000                     --
         November - 2000                    --
         December - 2000                    --
         TOTAL FOR 2000                     --

                                       2

ATTACHMENT A

PAGE 3
         MONTH/YEAR                 NUMBER OF ROTATIONS
         ----------------------------------------------
         January - 2001                     --
         February - 2001                    --
         March - 2001                       --
         April - 2001                       --
         May - 2001                         --
         June - 2001                        --
         July - 2001                        --
         August - 2001                      --
         TOTAL FOR 2001                     --

OPERATIONAL TIMES:

         DAYLIGHT SAVINGS:  08/31/99 - 10/30/99, 04/02/00 - 10/28/00, 04/01/01-
                            08/31/01.
         STANDARD TIME:     10/31/99 - 04/01/00, 10/29/00 -03/31/01.

         DAYLIGHT SCHEDULE:

         Flight No.   Routing  Departure Time   Arrival Time
         ---------------------------------------------------
         941          LAX-PPT  1200             1700
         943          LAX-PPT  1400             1900
         942          PPT-LAX  1900             0600 + 1
         944          PPT-LAX  2100             0800 + 1

         STANDARD TIME SCHEDULE:
         Flight No.   Routing  Departure Time   Arrival Time
         ---------------------------------------------------
         941          LAX-PPT  1200             1815
         943          LAX-PPT  1400             2015
         942          PPT-LAX  2000             0600 + 1
         944          PPT-LAX  2200             0800 + 1

ATTACHMENT A

                                   Renaissance
                               08/31/99 - 08/31/01
                                 Flight Schedule

REDACTED IN ITS ENTIRETY

                                    EXHIBIT A

                          TERMS OF CONTRACT OF CARRIAGE

[The Terms of Contract of Carriage is not attached via diskette. It is provided by the Airline Tariff Publishing Company (ATPCO) via printed matter only. A printed version is attached.]

                                    EXHIBIT B

                         LIMITED USE OF NAME AND/OR LOGO

     HAWAIIAN AIRLINES, INC., a Hawaii corporation ("Hawaiian") and R HOLDINGS, INC., sole shareholder of RENAISSANCE CRUISES, INC., an Antigua & Barbuda corporation (collectively referred to herein as "Charterer") each hereby grant to the other a non-exclusive, non-transferable, limited license to use its trademarks, servicemarks and trade names, but solely in connection with these agreed upon terms and obligations. Each will provide the other with the necessary artwork to effect this contract.

     Each party hereto shall have the right to review and approve or disapprove, prior to printing, the portion of any and all artwork generated by the other (or at its direction or authorization) that references this contract or uses any trademark, servicemark or trade name of the other party pursuant to this Agreement. Each party shall provide the printed materials to the other party in a timely manner and each party shall review and approve or disapprove such materials in writing.

     Upon completion of the production of the materials, each party shall destroy any and all screens and/or films developed for the assignment, unless otherwise instructed by the other party. The destroyed screens and/or film, and any other material bearing each party's Logo in the possession of the other party shall be delivered to original party within two (2) days from the completion of production.

     GOVERNING LAW AND DISPUTES. This agreement shall be governed by and construed in accordance with the laws of the State of New York. Any dispute, controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by immediate binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The Arbitrators shall interpret the agreement in accordance with the laws of the State of New York and the arbitration shall take place in New York, New York.

     The parties hereto agree to the terms and conditions stated above. Exhibit B version

HAWAIIAN AIRLINES, INC.                     R HOLDINGS, INC., Sole Shareholder
a Hawaii corporation                        of RENAISSANCE CRUISES, INC. an
                                            Antigua & Barbuda corporation

By /S/                                   By /S/
   -------------------------------------    ------------------------------------
   Glenn G. Taniguchi                       Lynn Torrent
   Its Vice President -                       Its Vice President - Sales Operations
     Reservations & Schedule Planning

                                         Date:
                                              -----------------------------------
By /S/
   -------------------------------------
   Lyn F. Anzai
   Its Vice President , General Counsel

Date:
     -----------------------------------

                                    EXHIBIT C

The following are amenities/services that Hawaiian Airlines, at Hawaiian's expense, will provide to (Charter) customers for flight delays:


DELAY        MEAL                      HOSPITALITY/                  TRANSPORTATION/
-----        ----                       HOTEL/ROOM                      DELIVERY
                                        ----------                      --------
0-2 Hr.      No                        No                                  No
2-4 Hr.      Beverage & Snack          No                                  No
4-8 Hr.      One (1) meal              Yes (late night departure)          Yes
8-12 Hr.     Meal & Snack              Yes (late night departure)          Yes
12-20 Hr.    Two (2) meals & snack     Yes                                 Yes
20-48 Hr.    Three (3) meals (X24hrs)  Yes                                 Yes

- Alcoholic beverage is NOT included
- Meals will be appropriate for time of delay

If Hawaiian reschedules a flight and Charterer has received written notification at least forty-eight (48) hours prior to the original flight time delays will be timed from the rescheduled rather than original time.

GUIDELINE: MEALS
Snack
                 ------
Breakfast
                 ------
Lunch
                 ------
Dinner
                 ------

TRANSPORTATION

Cabs/Taxi -   reimburse passengers with receipts.

              -    reimbursement will be provided within fourteen (14) days.

Bus           -    If bus service is provided for transportation.  Reimbursement for taxi/cabs will not be provided.

NON-USE

If passengers choose not to use services/amenities provided by Hawaiian Airlines NO reimbursement will be provided.

ADDITIONAL

Hawaiian will extend amenities/services beyond these guidelines depending upon the circumstantial needs of a passenger.

                                       9